EXHIBIT 15.1




                                ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                                                Re:  Global Marine Inc.
                                                     Registration Statements


We are aware that our report dated May 6, 1994, on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries for the three months ended March 31, 1994, and included in this Quarterly Report on Form 10-Q is incorporated by reference in (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961, and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, and
(iii) the prospectus constituting part of the Company's Registration
Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of any of said registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




Houston, Texas                                  /s/ Coopers & Lybrand
May 11, 1994